(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA FUNDS TRUST

OPERATING EXPENSE LIMITS

Name of Fund1		Maximum Operating Expense Limit
		(as a percentage of average net assets)
Voya VACS Series HYB Fund			0.15%
Initial Term Expires August 1, 2024

		Maximum Operating Expense Limit
		(as a percentage of average net assets)
			Share Classes
Name of Fund1	A	C	I	R	R6	W

Voya Floating Rate Fund	1.00%	1.75%	0.75%	1.25%	N/A	0.75%
Initial Term Expires August 1, 2012
Term for Class W Expires August 1, 2018

Voya GNMA Income Fund	0.84%	1.59%	0.54%	N/A	0.54%	0.59%
Term Expires August 1, 2021
Initial Term for Class R6 Expires August 1, 2021

Voya Government Money Market Fund	0.35%	1.35%	0.35%	N/A	0.35%	0.35%
Initial Term Expires August 1, 2021
Initial Term for Class R6 Expires August 1, 2025

Voya High Yield Bond Fund	1.10%	1.85%	0.85%	1.35%	0.83%	0.85%
Initial Term for Classes A and C Expires August 1, 2007
Initial Term for Class I Expires August 1, 2010
Initial Term for Class W Expires August 1, 2012
Initial Term for Class R Expires August 1, 2015
Initial Term for Class R6 Expires August 1, 2017

Voya Intermediate Bond Fund	0.75%	1.50%	0.50%	1.00%	0.50%	0.50%
Term Expires August 1, 2010
Initial Term for Class R6 Expires August 1, 2014

Voya Short Duration High Income Fund	0.85%	1.60%	0.60%	N/A	0.60%	N/A
Initial Term for Class A, I, and R6 Expires August 1, 2024
Initial Term for Class C Expires August 1, 2024

1This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

		Maximum Operating Expense Limit
		(as a percentage of average net assets)
			Share Classes
Name of Fund1	A	C	I	R	R6	W

Voya Short Term Bond Fund	0.65%	1.40%	0.35%	0.90%	0.30%	0.40%
Term for Class A, C, I, R, R6 and W Expires
August 1, 2020

Effective Date: June 7, 2024, to add Class R6 for Voya Government Money Market Fund.

_______________________

1This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.